SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)June 6, 2001

ORION DIVERSIFIED TECHNOLOGIES, INC.

(Exact name of Registrant as specified in Charter)

New Jersey                                                 0-4006                                       No.22-1637978

(State or other jurisdiction organization)            Commission File Number                     (IRS— Employer Identification No.)

53 West Hills Road, Huntington Station, NY 11746
(Address of principal executive office) (zip Code)

Registrant's telephone number, including area code: (631) 425-6161

Not Applicable
(Former name and former address, as changed since last report)

The Exhibit Index required by Item 601 of Regulations S-K appears on Page 2 of this Report.

ITEM 1. Changes in Control of Registrant

On June 6, 2001, Joseph Petito, the President and principal stockholder of the Registrant (the “Seller”), entered into a written Stock Purchase Agreement (the “Agreement”) with The Sackler Group II, Inc., an entity controlled by and under common control of David Sackler, the son of Harry Sackler, a 5% stockholder (100,000 shares) and former director of the Registrant (the “Buyer”).

Pursuant to the Agreement, and at the closing date of the transaction which shall occur on or before June 21, 2001 (the “Closing Date”), the Buyer agreed to purchase: (i) an aggregate of approximately 960,000 issued and outstanding shares of the Registrant’s Common Stock, $.01 par value per share (the “Shares”), owned of record by Anita E. Petito, wife of the Seller, Anita M. Petito, the non-affiliated daughter of the Seller and the Seller (collectively the “Sellers”); and (ii) all of the issued and outstanding Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants owned by the Sellers and entitling them to purchase authorized but unissued shares of the Registrant’s Common Stock, $.01 par value per share, at $2.50 per and $3.00 per share, respectively, through December 31, 2001 (the “Warrants”). The Shares represent approximately 52% of the 1,847,397 shares of the Registrant’s common stock issued and outstanding as of the date of this Report. Accordingly, the consummation of the sale of the Shares and the Warrants on the Closing Date will constitute a change of control of the Registrant. On June 20, 2001, and pursuant to the terms of a written agreement, the Buyer and the Seller agreed to extend the Closing Date to July 12, 2001.

In consideration for the Shares and the Warrants, the Buyer agreed to pay to the Seller the aggregate sum of $250,000 and payable as follows: (i) $30,000 upon the signing of the Agreement; (ii) $10,000 on the Closing Date upon the Seller’s delivery of the Warrants; and (iii) $210,000 on the Closing Date upon the Seller’s delivery of the Shares. On June 20, 2001, the Seller and the Buyer extended the Closing Date until July 12, 2001. In the event the sale of the Shares and the Warrants does not take place on the Closing Date, the Agreement obligates the Seller to return the $30,000 deposit within 90 days.

In addition, the Agreement provided for: (i) the Buyer to appoint three directors of the Registrant on the Closing Date; (ii) a prohibition against the original issuance of shares by the Registrant; (iii) the original issuance of 20,000 restricted shares to settle an accounting account payable and a lost certificate.

On June 21, 2001, the Seller entered into a written escrow agreement (the “Escrow Agreement”) with Todtman, Nachamie, Spitz & Johns, P.C., a New York City based law firm (the “Escrow Agent”). The Escrow Agreement requires the Sellers to deposit the Shares and the Warrants with the Escrow Agent, who agreed to hold the same until the Closing Date. In the event the Buyer has not deposited good funds totaling $220,000 with the Escrow Agent by the Closing Date, the Escrow Agreement provides that the Escrow Agent shall return the Shares and the Warrants to the Seller.

On July 17, 2001, the Buyer, acting without the knowledge, consent or authority of either the Seller or the Registrant’s Board of Directors, filed a Form 15 with the Securities and Exchange Commission. On July 25, 2001, and upon learning of this unauthorized and illegal action, the Seller and the Registrant terminated the Agreement and the Buyer’s relationship with the Registrant; and are seeking to withdraw the unauthorized Form 15.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

10(f) Stock Purchase Agreement dated June 6, 2001

10(g) Amendment to Stock Purchase Agreement dated June 20, 2001

10(h) Escrow Agreement dated June 21, 2001

10(i) Letter Terminating the Agreement dated July 25, 2001

10(j) Letter Withdrawing the Form 15 dated July 25, 2001

10(k) Letter terminating the Buyer dated July 25, 2001

10(l) Resoultions of the Registrant's Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

Dated: Huntington Station, New York
August 13, 2001

ORION DIVERSIFIED TECHNOLOGIES, INC.

BY:/s/Joseph Petito
JOSEPH PETITO, President